EXHIBIT 23.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement (No. 333-104464) of Servotronics, Inc. on Form S-8 of our report dated March 31, 2005 relating to the consolidated statements of operations and cash flows for the years ended December 31, 2004, which appear in the December 31, 2005 annual report on Form 10-KSB of Servotronics, Inc.




PricewaterhouseCoopers LLP
Buffalo, New York
March 27, 2006